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                                                                      Exhibit 21

                       SUBSIDIARIES OF BBM HOLDINGS, INC.

       Name of Subsidiary        Jurisdiction of Organization
       ------------------        ----------------------------
Broadband Maritime Inc.                    Delaware
(Wholly owned subsidiary of BBM
Holdings, Inc.)